                  SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                  DEAN WITTER CALIFORNIA TAX-FREE INCOME FUND
                 FOR THE 30-DAY PERIOD ENDED DECEMBER 30, 1996


                        6
YIELD = 2{[((a-b)/cd)+1]-1}


Where: a = Dividends and interest earned during the period b = Expenses accrued for the period c = The average daily number of shares outstanding during the period that were entitled to receive dividends
       d = The maximum offering price per share on the last day of the period

                                                                  6
YIELD = 2{[((4,332,173.59-1,056,807.49)/77,475,960.478*12.57)+1]-1}

                            4.07%


                     TAX EQUIVALENT YIELD

TAX EQUIVALENT YIELD = SEC Yield - (1 - stated tax rate)
                     = 4.07%/(1-.4624)
                       7.57%

                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                           CALIFORNIA TAX-FREE INCOME FUND



(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                    _                              _
                   |        ______________________  |
FORMULA:           |       |                        |
                   |  /\ n |        ERV             |
            T  =   |    \  |   -------------        |  - 1
                   |     \ |         P              |
                   |      \|                        |
                   |_                              _|

          T = AVERAGE ANNUAL TOTAL RETURN
          n = NUMBER OF YEARS
         ERV = ENDING REDEEMABLE VALUE
          P = INITIAL INVESTMENT

                                                  (A)
  $1,000          ERV AS OF   NUMBER OF     AVERAGE ANNUAL
INVESTED - P      31-Dec-96   YEARS - n     TOTAL RETURN - T
------------      ----------   ---------     ----------------

  31-Dec-95         $982.60       1.00          -1.74%

  31-Dec-91       $1,314.00       5.00           5.61%

  31-Dec-86       $1,841.50      10.00           6.30%

(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                    _                              _
                   |        ______________________  |
FORMULA:           |       |                        |
                   |  /\ n |          EV            |
            t  =   |    \  |    -------------       |  - 1
                   |     \ |          P             |
                   |      \|                        |
                   |_                              _|

                  EV
      TR  =   ----------       - 1
                  P


      t = AVERAGE ANNUAL TOTAL RETURN
          (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
     EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
      P = INITIAL INVESTMENT
     TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                            (C)                              (B)
  $1,000       EV AS OF     TOTAL            NUMBER OF      AVERAGE ANNUAL
INVESTED - P  31-Dec-96    RETURN - TR      YEARS - n      TOTAL RETURN - t
----------     ---------    ------------     ----------    ----------------


31-Dec-95      $1,031.30       3.13%               1              3.13%

31-Dec-91      $1,334.00      33.40%               5              5.93%

31-Dec-86      $1,841.50      84.15%           10.00              6.30%

(E)      GROWTH OF $10,000
(F)      GROWTH OF $50,000
(G)      GROWTH OF $100,000

FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION


                                          (E)                         (F)                           (G)
$10,000             TOTAL               GROWTH OF                    GROWTH OF                    GROWTH OF
INVESTED - P        RETURN - TR         $10,000 INVESTMENT - G       $50,000 INVESTMENT - G       $100,000  INVESTMENT - G
-------------       -----------         ----------------------       -----------------------      ------------------------
11-Jul-84              177.92                 $27,792                       $138,960                     $277,920
